Exhibit 8.1

                                     SUBSIDIARIES


                                                                 Primary
                                                             Standard Industrial
Exact Name of Registrant as         Country of                 Classification
Specified in its Charter            Incorporation                Code No.
------------------------            -------------                --------

Ailuk Shipping Company Inc.         Marshall Islands               4412
Bikini Shipping Company Inc.        Marshall Islands               4412
Buenos Aires Compania Armadora S.A. Panama                         4412
Cerada International S.A.           Panama                         4412
Changame Compania Armadora S.A.     Panama                         4412
Chorrera Compania Armadora S.A.     Panama                         4412
Cypres Enterprises Corp.            Panama                         4412
Darien Compania Armadora S.A.       Panama                         4412
Diana Shipping Services S.A.        Panama                         ---
Eaton Marine S.A.                   Panama                         4412
Eniwetok Shipping Company Inc.      Marshall Islands               4412
Husky Trading, S.A.                 Panama                         4412
Jaluit Shipping Company Inc.        Marshall Islands               4412
Panama Compania Armadora S.A.       Panama                         4412
Skyvan Shipping Company S.A.        Panama                         4412
Texford Maritime S.A.               Panama                         4412
Urbina Bay Trading, S.A.            Panama                         4412
Vesta Commercial, S.A.              Panama                         4412
Kili Shipping Company Inc.          Marshall Islands               4412
Knox Shipping Company Inc.          Marshall Islands               4412
Lib Shipping Company Inc.           Marshall Islands               4412
Majuro Shipping Company Inc.        Marshall Islands               4412
Taka Shipping Company Inc.          Marshall Islands               4412
Bulk Carriers (USA) LLC             United States (Delaware)       ----